Exhibit 99.1

Lisa K. Klinger
FOR IMMEDIATE RELEASE	Chief Financial Officer
(212) 515-2655
lklinger@vince.com

VINCE REPORTS RECORD FOURTH QUARTER AND FISCAL 2013 SALES

AND PROVIDES EARNINGS PER SHARE GUIDANCE FOR FISCAL 2013

- Total net sales for Q4 fiscal 2013 increased 20.5% over Q4 fiscal 2012 -

-Total net sales for fiscal 2013 increased 19.9% over fiscal 2012 -

NEW YORK, New York – March 6, 2014 – Vince Holding Corp. (NYSE:VNCE), a leading contemporary fashion brand, today announced record sales results for its fourth quarter and fiscal year ended February 1, 2014.

•	Total net sales (unaudited) for the 13 weeks ended February 1, 2014 were $87.8 million, a 20.5% increase over the corresponding 14 week period ended February 2, 2013 sales of $72.8 million. On a consistent 13 week basis, sales increased 60.6%.

•	Comparable store sales for the fourth quarter of fiscal 2013 increased 12.2% over the prior year’s comparable 13 week period. This is Vince’s 17th consecutive quarter of comparable store sales growth.

•	Total net sales (unaudited) for the 52 weeks ended February 1, 2014 were $288.2 million, a 19.9% increase over the corresponding 53 week period ended February 2, 2013. On a consistent 52 week basis, total net sales increased 29.7%.

•	Comparable store sales for the 52 week fiscal 2013 period were up 20.6% over the comparable 52 week fiscal 2012 period.

Jill Granoff, Chief Executive Officer, said “We achieved record fourth quarter and full year sales performance for fiscal 2013, with continued double digit growth in both our Wholesale and Direct-to-Consumer segments. During the fourth quarter, Wholesale grew by approximately 17% as a result of strong sales performance with our domestic department store partners, as well as increased penetration in key international markets and higher licensing revenues from our women’s footwear business. Our Direct-to-Consumer segment grew by approximately 37% in the fourth quarter, due to strong comparable store sales growth, the addition of six net new retail stores and solid sales growth in our e-commerce channel. We believe these results are a testament to the strong appeal of our product offering and the commitment of our loyal customers who are passionate about the Vince brand.”

Estimated Fiscal 2013 Results

Given the timing of the Company’s initial public offering in the fourth quarter of fiscal 2013, and the related restructuring transactions, the Company is providing adjusted diluted earnings per share from continuing operations guidance in order to provide investors and stockholders with an appropriate indication of the underlying operational performance of the Company in fiscal 2013.

The Company estimates fourth quarter fiscal 2013 adjusted pro forma diluted earnings per share from continuing operations in the range of $0.21 to $0.23 and fiscal 2013 adjusted pro forma diluted earnings per share from continuing operations in the range of $0.71 to $0.73.

The Company notes that its guidance for both the fourth quarter and full year of fiscal 2013 exclude public company transition costs and its net loss from discontinued operations associated with the separation of the non-Vince businesses. The Company further noted that its guidance includes pro forma interest expense of $11.6 million on an annual basis, pro forma tax provision at 40% and pro forma diluted weighted average shares outstanding of 38.3 million shares.

The fiscal 2013 annual and fourth quarter net sales are unaudited and the guidance is based on certain judgments and estimates of management and are subject to the completion of the financial close and fiscal year-end financial reporting process.

Fourth Quarter and Year-End Conference Call

The Company plans to release its fourth quarter and full year fiscal 2013 earnings results and its outlook for fiscal 2014 on Thursday, March 27, 2014. A conference call will be held at 9:00 a.m. ET on that date, hosted by Vince Holding Corp. Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing 877-201-0168. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

Founded in 2002, Vince is a prominent contemporary fashion brand known for its modern effortless style and everyday luxury essentials. The company offers a broad range of women’s and men’s ready-to-wear including its signature cashmere sweaters, leather jackets, luxe leggings, dresses, silk and woven tops, denim and footwear. Vince is carried in over 2,300 stores across 47 countries and operates 22 full-price retail locations, 6 outlet stores and its e-commerce site, vince.com.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies, our ability to expand our product offerings into new product categories including the ability find suitable licensing partners; our ability to successfully implement our marketing initiatives, our ability to protect our trademarks in the U.S. and internationally, our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).